EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
FIRST QUARTER 2013 OPERATING RESULTS

Houston, TEXAS (May 2, 2013) – Camden Property Trust (NYSE: CPT) today announced operating results for the three months ended March 31, 2013.

Funds from Operations (“FFO”)
FFO for the first quarter of 2013 totaled $0.97 per diluted share or $86.6 million, as compared to $0.83 per diluted share or $68.6 million for the same period in 2012.  FFO for the three months ended March 31, 2013 included a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.  FFO for the three months ended March 31, 2012 included a $2.1 million or $0.03 per diluted share charge related to the redemption of perpetual preferred operating partnership units.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $63.5 million or $0.72 per diluted share for the first quarter of 2013, as compared to $88.8 million or $1.07 per diluted share for the same period in 2012.  EPS for the three months ended March 31, 2013 included a $31.8 million or $0.36 per diluted share gain on sale of discontinued operations, and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.  EPS for the three months ended March 31, 2012 included: a $40.2 million or $0.49 per diluted share gain on acquisition of controlling interests in joint ventures; a $32.5 million or $0.39 per diluted share gain on sale of discontinued operations; and, a $2.1 million or $0.03 per diluted share charge related to the redemption of perpetual preferred operating partnership units.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 43,869 apartment homes included in consolidated same property results, first quarter 2013 same property net operating income (“NOI”) increased 6.7% compared to the first quarter of 2012, with revenues increasing 5.9% and expenses increasing 4.5%.  On a sequential basis, first quarter 2013 same property NOI declined 0.3% compared to the fourth quarter of 2012, with revenues increasing 0.8% and expenses increasing 2.8% compared to the prior quarter.  Same property physical occupancy levels for the portfolio averaged 95.2% during the first quarter of 2013, compared to 95.1% in the fourth quarter of 2012 and 94.9% in the first quarter of 2012.

The Company defines same property communities as communities owned and stabilized as of January 1, 2012, excluding properties held for sale.  A reconciliation of net income attributable to common shareholders to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
Subsequent to quarter-end, the Company acquired Camden Post Oak, a 356-home apartment community located in Houston, TX.

Disposition Activity
During the first quarter, the Company disposed of Camden Live Oaks, a 770-home apartment community in Tampa, FL, for approximately $63.4 million.  The Company also sold 3.7 acres of undeveloped land adjacent to current development communities in Houston, TX and Atlanta, GA during the quarter for approximately $6.6 million, recognizing a gain of $0.7 million.

Subsequent to quarter-end, the Company sold Camden Reserve, a 526-home apartment community in Orlando, FL, for approximately $40.5 million.

Development Activity
Leasing continued during the quarter at Camden Royal Oaks II, a 104-home project in Houston, TX, which is currently 93% leased; and Camden Town Square, a 438-home project in Orlando, FL which is currently 84% leased.  Leasing began during the quarter at Camden City Centre II, a 268-home project in Houston, TX, which is currently 46% leased and expected to complete construction during the second quarter.

Construction continued at six additional wholly-owned development communities: Camden NOMA in Washington, DC, a $110 million project with 320 apartment homes; Camden Lamar Heights in Austin, TX, a $47 million project with 314 apartment homes; Camden Flatirons in Denver, CO, a $78 million project with 424 apartment homes; Camden Glendale in Glendale, CA, a $115 million project with 303 apartment homes; Camden Boca Raton in Boca Raton, FL, a $54 million project with 261 apartment homes; and Camden Paces in Atlanta, GA, a $110 million project with 379 apartment homes.

Construction also continued at two joint venture development communities:  Camden South Capitol in Washington, DC, an $88 million project with 276 apartment homes; and Camden Waterford Lakes in Orlando, FL, a $40 million project with 300 apartment homes.  Camden South Capitol began leasing subsequent to quarter-end and is currently 11% leased.

Equity Issuances
During the first quarter, Camden issued 135,747 common shares through its ATM program at an average price of $70.63 per share, for total net consideration of approximately $9.4 million.

Earnings Guidance
Camden updated its earnings guidance for 2013 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2013 FFO is expected to be $3.89 to $4.05 per diluted share, and full-year 2013 EPS is expected to be $1.79 to $1.95 per diluted share.  Second quarter 2013 earnings guidance is $0.96 to $1.00 per diluted share for FFO and $0.34 to $0.38 per diluted share for EPS.  Guidance for EPS excludes potential future gains on real estate transactions.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s 2013 earnings guidance is based on projections of same property revenue growth between 4.75% and 6.25%, expense growth between 3.2% and 4.0%, and NOI growth between 5.5% and 7.5%.  Additional information on the Company’s 2013 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, May 3, 2013 at 11:00 a.m. Central Time to review its first quarter 2013 results and discuss its outlook for future performance.  To participate in the call, please dial (888) 317-6003 (Domestic) or (412) 317-6061 (International) by 10:50 a.m. Central Time and enter passcode: 1896876, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.  Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 192 properties containing 64,835 apartment homes across the United States.  Upon completion of 9 properties under development, the Company's portfolio will increase to 67,680 apartment homes in 201 properties. Camden was recently named by FORTUNE® Magazine for the sixth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #10.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
OPERATING DATA	2013	2012
Property revenues
Rental revenues	$169,603	$146,254
Other property revenues	26,587	23,445
Total property revenues	196,190	169,699

Property expenses
Property operating and maintenance	50,494	46,114
Real estate taxes	21,653	17,373
Total property expenses	72,147	63,487

Non-property income
Fee and asset management	2,894	2,923
Interest and other income (loss)	52	(688)
Income on deferred compensation plans	2,999	7,786
Total non-property income	5,945	10,021

Other expenses
Property management	5,983	5,284
Fee and asset management	1,477	1,743
General and administrative	9,794	8,679
Interest	24,895	26,683
Depreciation and amortization	53,255	47,906
Amortization of deferred financing costs	916	912
Expense on deferred compensation plans	2,999	7,786
Total other expenses	99,319	98,993

Gain on sale of land	698	-
Gain on acquisition of controlling interests in joint ventures	-	40,191
Equity in income of joint ventures	934	366
Income from continuing operations before income taxes	32,301	57,797
Income tax expense - current	(399)	(224)
Income from continuing operations	31,902	57,573
Income from discontinued operations	748	2,990
Gain on sale of discontinued operations, net of tax	31,783	32,541
Net income	64,433	93,104
Less income allocated to noncontrolling interests from continuing operations	(917)	(764)
Less income, including gain on sale, allocated to noncontrolling interests from discontinued operations	(40)	(731)
Less income allocated to perpetual preferred units	-	(776)
Less write off of original issuance costs of redeemed perpetual preferred units	-	(2,075)
Net income attributable to common shareholders	$63,476	$88,758

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$64,433	$93,104
Other comprehensive income
Reclassification of prior service cost and net loss on post retirement obligations	14	8
Comprehensive income	64,447	93,112
Less income allocated to noncontrolling interests from continuing operations	(917)	(764)
Less income, including gain on sale, allocated to noncontrolling interests from discontinued operations	(40)	(731)
Less income allocated to perpetual preferred units	-	(776)
Less write off of original issuance costs of redeemed perpetual preferred units	-	(2,075)
Comprehensive income attributable to common shareholders	$63,490	$88,766

PER SHARE DATA
Net income attributable to common shareholders - basic	$0.72	$1.10
Net income attributable to common shareholders - diluted	0.72	1.07
Income from continuing operations attributable to common shareholders - basic	0.35	0.66
Income from continuing operations attributable to common shareholders - diluted	0.35	0.65

Weighted average number of common and
common equivalent shares outstanding:
Basic	86,703	79,885
Diluted	87,276	82,855

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
FUNDS FROM OPERATIONS	2013	2012

Net income attributable to common shareholders	$63,476	$88,758
Real estate depreciation from continuing operations	52,158	46,797
Real estate depreciation and amortization from discontinued operations	215	2,398
Adjustments for unconsolidated joint ventures	1,608	2,275
Income allocated to noncontrolling interests	957	1,093
(Gain) on acquisition of controlling interests in joint ventures	-	(40,191)
(Gain) on sale of discontinued operations, net of tax	(31,783)	(32,541)
Funds from operations - diluted	$86,631	$68,589

PER SHARE DATA
Funds from operations - diluted	$0.97	$0.83
Cash distributions	0.63	0.56

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	89,177	82,855

PROPERTY DATA
Total operating properties (end of period) (a)	192	197
Total operating apartment homes in operating properties (end of period) (a)	65,005	67,025
Total operating apartment homes (weighted average)	54,311	52,957
Total operating apartment homes - excluding discontinued operations (weighted average)	53,653	48,900

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
	2013	2012	2012	2012	2012
ASSETS
Real estate assets, at cost
Land	$949,244	$949,777	$929,289	$893,910	$868,964
Buildings and improvements	5,404,616	5,389,674	5,359,707	5,203,675	5,068,560
	6,353,860	6,339,451	6,288,996	6,097,585	5,937,524
Accumulated depreciation	(1,552,499)	(1,518,896)	(1,542,530)	(1,505,862)	(1,458,451)
Net operating real estate assets	4,801,361	4,820,555	4,746,466	4,591,723	4,479,073
Properties under development, including land	339,848	334,463	280,948	297,712	301,282
Investments in joint ventures	45,260	45,092	46,566	47,776	49,436
Properties held for sale	14,986	30,517	6,373	-	-
Total real estate assets	5,201,455	5,230,627	5,080,353	4,937,211	4,829,791
Accounts receivable - affiliates	26,948	33,625	28,874	29,940	29,742
Other assets, net (a)	89,233	88,260	96,401	88,002	89,706
Cash and cash equivalents	59,642	26,669	5,590	52,126	49,702
Restricted cash	5,578	5,991	6,742	5,295	5,074
Total assets	$5,382,856	$5,385,172	$5,217,960	$5,112,574	$5,004,015

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,538,471	$1,538,212	$1,415,354	$1,381,152	$1,380,952
Secured	945,134	972,256	978,371	1,015,260	1,050,154
Accounts payable and accrued expenses	102,307	101,896	118,879	87,041	105,370
Accrued real estate taxes	20,683	28,452	43,757	31,607	17,991
Distributions payable	56,559	49,969	49,940	49,135	47,594
Other liabilities (b)	69,679	67,679	78,551	83,471	90,423
Total liabilities	2,732,833	2,758,464	2,684,852	2,647,666	2,692,484

Commitments and contingencies

Equity
Common shares of beneficial interest	962	962	959	945	919
Additional paid-in capital	3,590,261	3,587,505	3,580,528	3,501,354	3,327,961
Distributions in excess of net income attributable to common shareholders	(590,831)	(598,951)	(692,235)	(674,221)	(648,074)
Treasury shares, at cost	(412,643)	(425,355)	(425,756)	(430,958)	(437,215)
Accumulated other comprehensive loss (c)	(1,048)	(1,062)	(660)	(667)	(675)
Total common equity	2,586,701	2,563,099	2,462,836	2,396,453	2,242,916
Noncontrolling interests	63,322	63,609	70,272	68,455	68,615
Total equity	2,650,023	2,626,708	2,533,108	2,464,908	2,311,531
Total liabilities and equity	$5,382,856	$5,385,172	$5,217,960	$5,112,574	$5,004,015

(a) Includes:
net deferred charges of:	$14,861	$15,635	$13,695	$14,432	$15,267

(b) Includes:
deferred revenues of:	$2,158	$2,521	$1,746	$2,012	$2,337
distributions in excess of investments in joint ventures of:	$9,718	$9,509	$16,708	$16,499	$16,298
fair value adjustment of derivative instruments:	($2)	($1)	$185	$5,918	$11,574

(c) Represents the unrealized loss and unamortized prior service costs on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

			Three Months Ended
			March 31,
			2013	2012
Net income attributable to common shareholders			$63,476	$88,758
Real estate depreciation from continuing operations			52,158	46,797
Real estate depreciation and amortization from discontinued operations			215	2,398
Adjustments for unconsolidated joint ventures			1,608	2,275
Income allocated to noncontrolling interests			957	1,093
(Gain) on acquisition of controlling interests in joint ventures			-	(40,191)
(Gain) on sale of discontinued operations, net of tax			(31,783)	(32,541)
Funds from operations - diluted			$86,631	$68,589

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted			87,276	82,855
FFO diluted			89,177	82,855

Net income attributable to common shareholders - diluted			$0.72	$1.07
FFO per common share - diluted			$0.97	$0.83

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS). A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	2Q13 Range		2013 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.34	$0.38	$1.79	$1.95
Expected real estate depreciation	0.59	0.59	2.34	2.34
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.07	0.07
Expected income allocated to noncontrolling interests	0.01	0.01	0.05	0.05
Realized (gain) on sale of discontinued operations	0.00	0.00	(0.36)	(0.36)
Expected FFO per share - diluted	$0.96	$1.00	$3.89	$4.05

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers
NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs.
A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended
	March 31,
	2013	2012
Net income attributable to common shareholders	$63,476	$88,758
Less: Fee and asset management income	(2,894)	(2,923)
Less: Interest and other (income) loss	(52)	688
Less: Income on deferred compensation plans	(2,999)	(7,786)
Plus: Property management expense	5,983	5,284
Plus: Fee and asset management expense	1,477	1,743
Plus: General and administrative expense	9,794	8,679
Plus: Interest expense	24,895	26,683
Plus: Depreciation and amortization	53,255	47,906
Plus: Amortization of deferred financing costs	916	912
Plus: Expense on deferred compensation plans	2,999	7,786
Less: Gain on sale of land	(698)	-
Less: Gain on acquisition of controlling interests in joint ventures	-	(40,191)
Less: Equity in income of joint ventures	(934)	(366)
Plus: Income tax expense - current	399	224
Less: Income from discontinued operations	(748)	(2,990)
Less: Gain on sale of discontinued operations, net of tax	(31,783)	(32,541)
Plus: Income allocated to noncontrolling interests from continuing operations	917	764
Plus: Income, including gain on sale, allocated to noncontrolling interests from discontinued operations	40	731
Plus: Income allocated to perpetual preferred units	-	776
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	2,075
Net Operating Income (NOI)	$124,043	$106,212

"Same Property" Communities	$101,729	$95,327
Non-"Same Property" Communities	20,706	10,135
Development and Lease-Up Communities	962	8
Other	646	742
Net Operating Income (NOI)	$124,043	$106,212

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to noncontrolling interests.
The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.
A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended
	March 31,
	2013	2012
Net income attributable to common shareholders	$63,476	$88,758
Plus: Interest expense	24,895	26,683
Plus: Amortization of deferred financing costs	916	912
Plus: Depreciation and amortization	53,255	47,906
Plus: Income allocated to perpetual preferred units	-	776
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	2,075
Plus: Income allocated to noncontrolling interests from continuing operations	917	764
Plus: Income, including gain on sale, allocated to noncontrolling interests from discontinued operations	40	731
Plus: Income tax expense - current	399	224
Plus: Real estate depreciation and amortization from discontinued operations	215	2,398
Less: Gain on acquisition of controlling interests in joint ventures	-	(40,191)
Less: Gain on sale of land	(698)	-
Less: Equity in income of joint ventures	(934)	(366)
Less: Gain on sale of discontinued operations, net of tax	(31,783)	(32,541)
EBITDA	$110,698	$98,129